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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 1, 1999




                                 HOT TOPIC, INC.
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



      0-28784                                            77-0198182
(Commission File No.)                          (IRS Employer Identification No.)



                           18305 EAST SAN JOSE AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91748
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (626) 839-4681

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ITEM 5.  OTHER EVENTS.

         On December 1, 1999, Hot Topic, Inc. ("Hot Topic") announced the Board of Directors of Hot Topic approved a two-for-one stock split to be implemented as a 100% stock dividend (the "Stock Split"). Each Hot Topic shareholder of record as of December 13, 1999 will receive one additional share of Common Stock for each share of Common Stock held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under Hot Topic's 1996 Equity Incentive Plan, as amended, 1996 Non-Employee Directors' Stock Option Plan, as amended and Employee Stock Purchase Plan will increase by 100%. The following Registration Statements will cover the increase in the number of shares as a result of the Stock Split: 333-13875; 333-58173. Hot Topic hereby incorporates by reference the contents of the news release announcing the Stock Split filed as Exhibit 99.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.

                  99.1     News Release dated December 1, 1999.


                                       2.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HOT TOPIC, INC.



Dated:  December 1, 1999                         By:  /s/ Jay A. Johnson
                                                      --------------------------
                                                      Jay A. Johnson,
                                                      Chief Financial Officer

                                       3.
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                                INDEX TO EXHIBITS


         99.1     News Release dated December 1, 1999.